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                                                                    EXHIBIT 3.56

                            CERTIFICATE OF FORMATION
                                       OF
                               PMI NUTRITION, LLC


         This Certificate of Formation of PMI Nutrition, LLC (the "LLC"), dated as of October 11, 2001, is being duly executed and filed by Monica M. Ayres, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.).

         FIRST. The name of the limited liability company formed hereby is PMI Nutrition, LLC.

         SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                          /s/ Monica M. Ayres
                                          ----------------------------------
                                          Name:  Monica M. Ayres
                                          Authorized Person of LLC